UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2012

Molycorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 843-8040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure under Item 8.01 of this Current Report on Form 8-K relating to the potential issuance of shares of Molycorp common stock is incorporated herein by reference. The issuance of such shares would be exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof because such issuance does not involve a public offering.

Item 8.01.	Other Events.

On August 16, 2012, Molycorp, Inc. (“Molycorp”) entered into an agreement with each of Molibdenos y Metales S.A. (“Molymet”) and Resource Capital Fund V L.P. (“RCF”) pursuant to which Molymet and RCF agreed that, at the request of Molycorp during the term of the agreement, Molymet and RCF would purchase $35 million and $25 million, respectively, of Molycorp common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

By:	/s/ Mark A. Smith
Name: Mark A. Smith
Title: President and Chief Executive Officer

Date: August 16, 2012